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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        American Coin Merchandising, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                          84-1093721
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(State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification No.)

5660 Central Avenue, Boulder, Colorado                             80301
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(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the registration of a          If this form relates to the registration of a
class of securities pursuant to                        class of securities pursuant to
Section 12(b) of the Exchange Act and is               Section 12(g) of the Exchange Act and is
effective pursuant to General                          effective pursuant to General
Instruction A. (c), please check the                   Instruction A.(d), please check the
following box. [ ]                                     following box  [X]

Securities Act registration statement file number to which this form relates:
                                                     --------------------------
                                                          (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                       Names of Each Exchange on Which
       to be so Registered                       Each Class is to be Registered
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            None                                        Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Share Purchase Rights
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                                (Title of Class)


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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Preferred Shares Purchase Rights to be registered hereunder is contained in Item 5 of the Registrant's Form 8-K Current Report filed with the Securities and Exchange Commission on April 29, 1999, and is incorporated herein by reference.

ITEM 2.        EXHIBITS.

     EXHIBIT
     NUMBER                             DESCRIPTION


1.1*                       Specimen Right Certificate.

2.1* Rights Agreement, dated as of April 29, 1999 between the Registrant and Norwest Bank Minnesota, N.A.

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* Filed as an exhibit to the Registrant's Form 8-K Current Report on April 29,
1999 and incorporated herein reference.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     AMERICAN COIN MERCHANDISING, INC.


Date:  April 29, 1999                By: /s/ W. JOHN CASH
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                                         W. John Cash
                                         Senior Vice President, Chief Financial
                                         Officer and Treasurer

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